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                                                             Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of Rehabilicare Inc. of our report dated August 8, 1997 appearing in the Rehabilicare Inc. Annual Report on Form 10-KSB/A1 for the year ended June 30, 1997. We also consent to the reference to us under the heading "EXPERTS" in such Joint Proxy Statement-Prospectus.



PRICE WATERHOUSE LLP

Minneapolis, MN
January 9, 1998